SUPPLEMENT TO                                  Filed Pursuant to Rule 424 (B)(3)
Prospectus Supplement dated August 24, 2001    SEC File No. 333-63806
(To Prospectus dated August 24, 2001)

                                 $248,455,000
                                 (Approximate)

                  [LOGO] FIRST HORIZON_HOME LOAN CORPORATION


                          Seller and Master Servicer

               First Horizon Mortgage Pass-Through Trust 2001-6
                                    Issuer


               Mortgage Pass-Through Certificates, Series 2001-6
          Distributions  payable monthly commencing in September 2001

                            _______________________

     The purpose of this supplement is to amend and restate the Initial Pass-Through Rates of the Class A-8 and Class A-9 Certificates which appear in the table on page S-36 of the attached prospectus supplement.

     The table on page S-36 of the attached prospectus supplement is amended and restated in its entirety to be calculated using a value for COFI equal to 4.745% and to read as follows:

   Class            Initial Pass-Through            Maximum/Minimum            Formula for Calculation of
-----------                 Rate                   Pass-Through Rate             Class Pass-Through Rate
                            ----                   ------------------            -----------------------
Class A-8.......           5.895%                     8.50%/1.15%                     COFI +1.15%
Class A-9.......           2.605%                     7.35%/0.00%                     7.35% - COFI


                            _______________________



                 The date of this supplement is August 30, 2001